SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                February 9, 2005
                                (Date of report)


                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Nevada                   0-29485               33-0850639
    (State of Incorporation)   (Commission File Number)  (IRS Employer ID)


                       105 North Falkenburg Road, Suite B
                              Tampa, Florida 33619
                    (Address of Principal Executive Offices)


                                 (813) 662-0074
              (Registrant's telephone number, including area code)

Item 1.01.      Entry into a Material Definitive Agreement.

On February 7, 2005, Resolve Staffing, Inc. ("Registrant") entered into an agreement to purchase certain assets from ELS, Inc. ("ELS"), a privately-held company located in Cincinnati, Ohio. Our Chief Executive Officer and director, Ronald Heineman, is a principal shareholder of ELS and is also an officer and director of ELS. Pursuant to the Asset Purchase Agreement dated February 7,
2005, the Registrant acquired a total of 10 temporary employee staffing locations from ELS. The acquisition of these locations includes certain tangible assets used in the operation of the temporary staffing businesses and customer lists associated with the temporary staffing businesses that were acquired.

Prior to the acquisition, ELS provided outsourced human resource services to its clients nationwide. In addition, ELS owned and operated 10 temporary staffing locations. These 10 staffing locations on a combined basis have annualized revenue of approximately $10 million (unaudited) for 2004. The temporary staffing locations being acquired by the Registrant are complementary to the services already provided by the Registrant and the Registrant plans to continue the business operations of these 10 locations. As a result, the acquisition of these assets and businesses will significantly expand the geographic scope of our operations. With these acquired locations, the Registrant will have a total of 11 locations consisting of four locations in Florida, four locations in Ohio and three locations in New York.

Pursuant to the Asset Acquisition Agreement, the Registrant agreed to:

      o Issue an aggregate of 13,000,000 shares of our restricted common stock to ELS or its principal shareholders of ELS; and

      o Issue a demand promissory note to ELS in the principal amount of $1,213,000, which accrues interest at the rate of 10% per annum, representing the Registrant's agreement to pay certain liabilities that were incurred in the course of operating the assets and businesses being acquired. See the Asset Purchase Agreement for a more detailed description of these liabilities.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as
Exhibit 2.1 to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 7, 2005,  the  Registrant  acquired  certain assets of ELS, Inc. See
Item 1.01, "Entry into a Material Definitive Agreement," for a more detailed description of the assets acquired, the nature of ELS' business, and the nature and amount of consideration given in connection with the acquisition.

Item 3.02. Unregistered Sales of Equity Securities.

Effective February 7, 2005, the Registrant agreed to issue an aggregate of 13,000,000 shares of restricted common stock to ELS, Inc., or its principal shareholders, in connection with the acquisition of certain assets of ELS, Inc. See Item 1.01, "Entry into a Material Definitive Agreement." These shares shall be issued in a transaction that is exempt from registration under the Securities Act of 1933 ("Act") and comparable state securities laws, and the shares shall be deemed to be "restricted securities" as defined in Rule 144 promulgated under the Act and shall bear a restrictive legend as required by the Act.

Item 7.01. Regulation FD Disclosure.

On February 9, 2005,we issued a press release disclosing completion of the acquisition of certain assets of ELS, Inc. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.


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

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by this Item 9.01 shall be filed by amendment to this Form 8-K no later than April 23, 2005.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by this Item 9(b) shall be filed by amendment to this Form 8-K no later than April 23, 2005.

(c) Exhibits.

Exhibit
Number      Description
-------     -----------

 2.1 Asset Purchase Agreement dated February 7, 2005, by and between ELS, Inc. and Resolve Staffing, Inc. (without Schedule "A"thereto).

 2.2        Promissory Note.

99.1        Press Release dated February 9, 2005 announcing the acquisition.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  RESOLVE STAFFING, INC.


Dated:  February 9, 2005                          By: /s/ Ron Heineman
                                                  -----------------------------
                                                  Ron Heineman, CEO


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